SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 1, 2004 (July 1, 2004)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, KS 66105

(Address of principal executive offices)

(913) 621-9500

(Registrant’s telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

The board of directors of EPIQ Systems, Inc. has elected Joel Pelofsky to serve as an independent member of the company’s board of directors effective July 1, 2004 until the 2005 Annual Meeting of Shareholders.  Mr. Pelofsky served as a U.S. Bankruptcy Court Judge from 1980 to 1985 and as a United States Trustee from 1995 to 2003. Mr. Pelofsky is presently Of Counsel to the law firm Spencer, Fane, Britt & Brown in Kansas City, Missouri.  He earned a BA degree from Harvard College, cum laude, and a JD degree from Harvard Law School.

With Mr. Pelofsky’s appointment, the company’s board of directors now consists of four independent members and two management members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: July 1, 2004

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director